AMENDMENT NO. 3 TO

MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 3 TO MASTER SERVICES AGREEMENT (this “Amendment”) is effective as of January 24, 2023, and is made by and between Spirit of America Investment Fund, Inc., a Maryland corporation (the “Company”), and Ultimus Fund Solutions, LLC, a limited liability company organized under the laws of the state of Ohio (“Ultimus”)(each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Master Services Agreement dated June 1, 2019 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as herein described.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

I.       Amendments.

1.	Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto.

II.       Miscellaneous.

1.	Except as hereby amended, the Agreement shall remain in full force and effect.

2.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

SPIRIT OF AMERICA INVESTMENT FUND, INC. By: /s/ David Lerner David Lerner President	ULTIMUS FUND SOLUTIONS, LLC By: /s/ Gary Tenkman Gary Tenkman Chief Executive Officer

SCHEDULE A

to the

Master Services Agreement

between

Spirit of America Investment Fund, Inc.

and

Ultimus Fund Solutions, LLC

dated as of June 1, 2019

amended as of January 24, 2023

Fund Portfolios (by fiscal year end)

Spirit of America Energy Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Income Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Income & Opportunity Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Large Cap Value Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Municipal Tax Free Bond Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Real Estate Income and Growth Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Utilities Fund, Class A Shares, Class C Shares and Institutional Shares